Exhibit 10.2

Executive Compensation Recoupment Policy

On March 26, 2010, the Compensation Committee of the Board of Directors of Ford Motor Company formally adopted a policy of recoupment of compensation in certain circumstances.  The purpose of this policy is to help ensure executives act in the best interests of the Company.  The policy requires all Company officers to repay or return cash bonuses and/or equity awards in the event:  (i) the Company issues a material restatement of its financial statements and where the restatement was caused by an employee's intentional misconduct; (ii) the employee was found to be in violation of non-compete provisions of any plan or agreement; or (iii) the employee has committed ethical or criminal violations.  The Compensation Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup and has the discretion to determine the timing and form of recoupment.  The policy will apply to the Annual Incentive Compensation Plan beginning with the 2010 performance period and equity awards beginning with grants made in 2011.